Fourth Quarter and Full Year 2015 Earnings Release Conference Call
February 17, 2016

Thomas Gelston - Terex Corporation – Vice President, Investor Relations
Good morning everyone, and thank you for joining us for today’s fourth quarter 2015 financial results conference call. Participating on today’s call are John Garrison, President and Chief Executive Officer, and Kevin Bradley, Senior Vice President and Chief Financial Officer. Following prepared remarks, we will conduct a question and answer session.

Last evening we released our fourth-quarter 2015 results, a copy of which is available on our website at www.terex.com. Today’s call is being webcast and is accompanied by a slide presentation, which includes a reconciliation of non-GAAP to GAAP financial measures that we will use during this call, and is also available on our website. All per share amounts in the presentation are on a fully-diluted basis. As usual, we will post a replay of this call on the Terex website under Audio Archives in the Investor Relations section.

Let me direct your attention to slide 2, which is our forward-looking statement and explanation of non-GAAP financial measures. We encourage you to read this as well as other items in our disclosures because the information we will be discussing today does include forward-looking material.

With that, please turn to slide 3 and I'll turn it over to you, John.

John L. Garrison, Jr. - Terex Corporation - President and Chief Executive Officer
Thanks, Tom, and good morning everyone. Given this is my first earnings call with Terex, I wanted to start by saying how pleased I am to be leading Terex in these dynamic, exciting and challenging times. Kevin and I will cover three topics today before we take your questions. First, I will offer my initial insights on my first 100 days at Terex. Next, we will review our results for the fourth quarter of 2015, the full year 2015 and provide our perspectives on 2016. Finally, I will provide an update on our announced plan for a merger of equals with Konecranes, and comment on the Zoomlion non-binding acquisition proposal.

It certainly has been an exciting and informative first 100 days. We recently completed our annual Terex senior leadership meeting, the theme of which was “Proud Past / Better Future”. Yes, there have been some rough patches, but what is important is that the team recognizes we need to improve our overall execution. With that recognition, there is a lot to be proud of at Terex. We have outstanding businesses and brands that are leaders in their respective industries. We have innovative, industry-leading products and services that provide our customers a competitive advantage. We have dedicated and hardworking team members. We also have a strong value system in the Terex Way, which quite honestly is one of the areas that attracted me to Terex.

The team has good reason to be proud of its past, but to create a better future we have to improve our execution. The team is focused on implementing an “Execute to Win” business system. This is the system we will use to critically evaluate our strategy, our operations and our talent development to ensure that we consistently achieve our commitments to our customers, shareholders and team members. Without question, we need to improve our return on invested capital, our margins and our cash flow generation, especially in the troughs of the business cycle. An integral part of our strategy will be to continually invest in the development of new products and services. To win in a competitive environment we need to have products and services that provide our customers with a compelling competitive advantage. We will also work on all elements of our cost structure to ensure we can fund our new product development, while maintaining acceptable rates of return – returns above our cost of capital.

I would now like to turn to slide 4 and discuss our overall performance. We intensified our focus on cash flow generation in the quarter and delivered strong cash flow performance. We see cash flow generation as one of the key metrics going forward. Sales declined 11.8% in the fourth quarter, 6.2% of the decline relates to a stronger dollar versus other currencies, especially the Euro. Earnings for the quarter were $.50 per share on an adjusted basis; full year earnings were $1.84 per share on an adjusted basis. We ended the year with free cash flow of $290 million, well above our target of $200 to $250 million established early in 2015. This was a good performance by our team under tough conditions.

Demand declined in the quarter, as customers became more cautious in their outlook. Compared to a year ago, we ended the quarter with a lower order book and backlog in our Aerial Work Platforms (AWP), Material Handling & Port Solutions (MHPS) and Cranes businesses, but with increases in Construction and Materials Processing (MP). Turning to slide 5, global markets were challenging in the quarter and we anticipate they will remain so for 2016. We expect global macro-economic uncertainty to continue, with headwinds from countries that are commodity dependent, along with persistent challenges from low oil and gas prices, as well as from foreign exchange volatility. Our largest market remains North America, which declined 4% for the quarter on a year-over-year basis. Although markets in North America were mixed by segment, adjusting for the divestiture of our ASV business in late 2014, we were essentially flat. We saw significant declines in demand in Latin America, the Middle East, and Africa due to economic and geopolitical uncertainty along with low oil and commodity prices. In Asia and Oceania, we did see a year-over-year increase in fourth quarter demand due to large crane deliveries in China, as well as increasing AWP sales in the region. Demand for our products in Europe continues to be flat, reflecting an uncertain business environment and slow economic growth. Outside of North America, foreign exchange negatively impacted net sales by approximately 8%.

Kevin Bradley - Terex Corporation - Senior Vice President and Chief Financial Officer
Thank you John and good morning everyone. I will be reviewing results for the fourth quarter and full year of 2015. Let’s turn to page 6 which shows the comparative quarterly income statement. Sales for the quarter decreased 11.8% as compared to the prior year. As John pointed out earlier, currency movements, particularly the U.S. dollar to the Euro, continue to have a significant impact on our year-over-year comparison. Over half of the decline in sales, or approximately $120 million, was driven by currency. Operating margin for the quarter was 3.2% compared to 3.9% in the prior year. On an as-adjusted basis operating margin was 5.8%, a decline of 80 basis points from 6.6% in 2014. Decremental margins for the overall Company were reasonable at 12.8%.

Adjustments for the quarter fall into three main categories. The first being transaction related costs associated with the announced merger with Konecranes which totaled $5.9 million in the quarter. The second category is restructuring and related activities which accounted for $4.0 million in the quarter. The third category included impairment charges related to certain goodwill and intangible assets within our MHPS segment in the amount of $34.7 million. Adjusted earnings per share of $0.50 compares to $0.72 per share for the fourth quarter of 2014, driven primarily by lower operating earnings in four out of five of Segments, with AWP being the exception. We finished the year strong with $247 million of free cash flow in the quarter.

Turning to page 7, net sales for the full year decreased $765 million, or 10.5%, with approximately 75% of the decline driven by currency. As adjusted income from operations decreased from $481 million to $410 million reflecting the decline in volume. Decremental margins for the overall Company were 9.3%. Adjusted earnings per share for the year were $1.84 compared to $2.35 in 2014. The lower operating profit was partially offset by improvements in our capital structure in the form of lower interest expense as well as a lower share count. 2015 full year free cash flow generation was $290 million. With that, let me turn it back to John.

John L. Garrison, Jr. - Terex Corporation - President and Chief Executive Officer
Thank you, Kevin. Now I’d like to take a few minutes to provide a quick review of each segment, starting with AWP on slide 8. AWP is an outstanding business. Genie is a market leader that this summer will celebrate 50 years of driving innovation in the industry. The team improved operating profit compared to the same quarter in 2014, offsetting pricing, currency and volume pressure with material cost and manufacturing productivity improvements. The demand environment remains challenging, which is reflected in the reduction in backlog. Our North American rental customers are cautious about their capex requirements for the first half of 2016. In addition, North American rental companies are lowering their replacement demand for equipment. AWP equipment is replaced, on average, after seven to eight years. The financial crisis reduced AWP sales in 2009 and 2010. In line with the replacement cycle, we expect this to have some dampening effect on demand for new equipment in 2016 and 2017. AWP continues with its new product development program with the successful launch of the SX-150, a 150 foot telescopic boom, several new articulating booms, and a new 6K and 12K telehandler as we continue to expand our product offering. The segment also continued its globalization efforts, with revenue growth in Western Europe and Asia as it expanded its product offerings. Overall, it was a good performance in a tough market.

Let’s turn to slide 9 for an overview of our Cranes business. While backlog was stable with the third quarter, it was down by about 20% when compared with the prior year. Uncertainty in the global oil and gas market continues to be the biggest pressure on demand. The North American crane market, and rough terrain cranes in particular, remain weak. The strongest performer in this segment continues to be our Utilities division, although we have recently seen some softening for this product category. On the product side, our newly launched Explorer series five-axle all-terrain crane is being well-received and gaining market acceptance. Our Cranes team must continue to work hard to improve our margins in this challenging market through new product development, manufacturing productivity improvements and G&A reductions.

Turning to slide 10, our MHPS segment sales in the quarter were down 24% compared with the prior year. During Q4 2014 we delivered on a large port automation contract and significant gantry crane orders which were not replicated in 2015. This made for a tough year-over-year comparison. As we head into 2016 we expect mobile harbor cranes to remain stable after a strong finish to 2015, and improvement in our gantry crane business.

For the MH business, industrial capacity remains sluggish, which is negatively impacting our MH sales. On the product development front, we marked the successful EU and U.S. launch of our new modular Demag rope hoist that complements our V-girder design, both of which you can see pictured here on this slide.

Turning to slide 11, the MP business continues to perform steadily in terms of demand, with a book-to-bill ratio of 95% in the fourth quarter, and a slightly improved backlog versus the prior year. We have invested in new products to expand our portfolio into aggregate washing systems and recycling. The integration of these products and acquisitions has been accretive to our results. The North American market is the principal driver for improved performance. However, low commodity prices, and persistent weakness in the mining sector, remain a global headwind for this business.

Now turning to slide 12, Construction, which lost $9 million in the quarter, is clearly our most challenged segment. These losses were generated by our Compact construction business, which continues to experience weak demand in Europe. Our concrete business, however, is doing well growing its backlog, sales and improving margins for both the quarter and the full year. Given our performance in this segment over the last several years, we are conducting a thorough strategic review to determine what course of action will best deliver consistent returns that exceed our cost of capital. Within the next 90 days, we plan to discuss this in greater detail, along with the actions we are taking.

Turing to slide 13, let's review our current expectations for 2016. Our customers remain cautious in the current global market environment. They are adjusting to the challenges of global commodity price declines, volatile currency markets, slower growth in China and overall geopolitical uncertainty. In this environment our focus will be on what we can control and what can we afford. In that spirit, we are aligning our cost structure and production volumes with market reality. We are moving forward implementing a G&A expense reduction program throughout the Company. We are analyzing our global manufacturing, distribution and office footprint. We are also evaluating businesses that have not delivered an appropriate return and initiating actions to improve margins or make strategic portfolio decisions. Detailed action plans are being developed in all of these areas and will be in a position to share these plans within the next 90 days. We will not, however, sacrifice in the areas of new product development or team member development. Both are critical to our long-term success, and we need to invest in these areas through the cycle. As a global company it is critical to remain competitive in difficult markets. It will also better position us to capture the upside when the markets improve.
Now Kevin will outline our 2016 expectations.

Kevin Bradley - Terex Corporation - Senior Vice President and Chief Financial Officer
On slide 14 we outline our expectations by segment. Four out of our five business segments are expected to remain under top line pressure in 2016, with MP being the one exception. The largest impact on earnings will be from AWP, which we expect to post operating margin in the range of 10% to 11% on sales that will be about 15% below 2015 levels. The Cranes segment faces a similar top-line trend, down around 15%, with operating margins in the 3% to 4% range. The MHPS segment expects to remain flat with prior year, and an operating margin of roughly 2 to 2.5%.

On slide 15, you see what the segment estimates mean in terms of overall Company expectations. Net sales are expected to decline approximately 10%. Overall operating margin is expected to decline slightly to a range of 5.25% to 6.25%. Reducing our cost structure is an important part of this plan. These assumptions yield an EPS range of $1.30 to $1.60 per share. Given the lower AWP backlog for Q1 delivery as well as little benefit in the first quarter from the additional cost reduction activities, expectations are for a slower start to this year when compared to 2015 . Lastly, we are expecting another healthy year of free cash flow in the target range of $200 to $250 million

John L. Garrison, Jr. - Terex Corporation - President and Chief Executive Officer
Lastly, as you all know, this past summer Terex announced the merger with Konecranes. As you also know, Terex recently confirmed that it received an unsolicited, non-binding acquisition proposal from Zoomlion Heavy Industry to acquire all of the outstanding shares of Terex for $30.00 per share in cash. The Zoomlion proposal is conditioned on, among other things, receipt of U.S. and Chinese regulatory approval and Zoomlion shareholder approval.

At this time, the Terex Board of Directors has not changed its recommendation on the proposed combination with Konecranes. The teams are making progress in the antitrust filings in the U.S. and EU, as well as the required securities filings in the U.S. and Finland. The merger with Konecranes remains subject to both Terex and Konecranes’ shareholder approvals, antitrust regulatory approvals, and other closing conditions. However, consistent with our fiduciary duties, Terex management and Board of Directors, working with our legal and financial advisors, are in discussions with Zoomlion and are carefully reviewing the Zoomlion proposal to determine the course of action that it is in the best interests of our shareholders. This process will take time and we will have no further comment on the Zoomlion proposal until the discussions and analysis are completed.

Before we open it up for questions I would like to summarize by saying these are exciting times at Terex. Yes, our global markets are challenging and we will confront that reality by Executing to Win. We will focus on the things we can control: taking the appropriate actions with our production volumes, and cost structure to improve our returns on capital throughout the cycle and by listening to our customers and investing in new products and services that provide our customers a competitive advantage. Finally, I will say the dedicated Terex team is focused on meeting our commitments. Back to you, Tom.

Thomas Gelston - Terex Corporation – Vice President, Investor Relations

Thanks, John. As a reminder, during the question and answer session, we ask for you to limit your questions to one question and a follow-up to ensure we have time to get to everyone’s question in. With that, I’d like to open up the call for questions.

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